                              AMENDED AND RESTATED

                1991 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                                       OF
                           WHX CORPORATION, AS AMENDED
                                 April 12, 2001

1.          PURPOSE OF THE PLAN

            This 1991 Incentive and Nonqualified Stock Option Plan (the "Plan")
is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to WHX Corporation (the "Company")
and any Subsidiary of the Company (within the meaning of Section 424(f) of the
Internal Revenue Code of 1986, as amended (the "Code")), persons of training, experience and ability, to attract new employees, directors, officers, consultants and advisors whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

            It is further intended that certain options granted pursuant to the
Plan shall constitute incentive stock options within the meaning of Section 422 of the Code ("Incentive Options") while certain other options granted pursuant to the Plan will be nonqualified stock options ("Nonqualified Options").
Incentive Options and the Nonqualified Options are hereinafter referred to collectively as "Options".

2.          ADMINISTRATION OF THE PLAN

            The Board of Directors of the Company (the "Board") shall appoint and maintain as administrator of the Plan a Committee (the "Committee")
consisting of two or more directors of the Company. No person shall be eligible to serve on the Committee unless he is then a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange

Commission ("Rule 16b3") promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), if and as Rule 16b-3 is then in effect. The members of the Committee shall serve at the pleasure of the Board.

            The Committee, subject to Section 3 hereof, shall have full power and authority to designate recipients of Options, to determine the terms and conditions of respective Option agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. Subject to Section 7 hereof, the Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options. To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

            Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan or any Options into effect. The act or determination of a majority of the Committee shall be deemed to be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held. Subject to the provisions of the Plan, any action taken or determination made by the
Committee pursuant to this and the other paragraphs of the Plan shall be conclusive on all parties.

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            In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the
Plan of Options or Stock as hereinafter defined does not consist of two or more
"disinterested" directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee
(except in the proviso to this sentence) shall be deemed to be references to the
Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3;
provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3.          DESIGNATION OF OPTIONEES.

            The persons eligible for participation in the Plan as recipients of
Options ("Optionees") shall include employees, directors, officers, consultants and advisors of the Company or any Subsidiary. The grant of an Option to an employee, director, officer, consultant or advisor who is an executive officer of the Company, as well as the terms and provisions of such Option, shall require the prior approval of a majority of the members of the Board who are
"disinterested persons." In selecting Optionees, and in determining the number of shares to be covered by each Option granted to Optionees, the Committee may consider the office or position held by the Optionee, the Optionee's degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee's length of service, age, promotions, potential and any other factors which the Committee may consider relevant. Subject to the next sentence, an employee who has been granted an Option hereunder may be granted an additional Option or

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Options, if the Committee shall so determine. Notwithstanding anything contained in the Plan to the contrary, no recipient of Options may be granted Options to purchase in excess of twenty percent of the maximum number of shares of Stock
(as hereinafter defined) authorized to be issued under the Plan.

4.          STOCK RESERVED FOR THE PLAN.

            Subject to adjustment as provided in Section 7 hereof, a total of three and one-half million (3,750,000) shares of common stock, $.01 par value
("Stock"), of the Company shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or previously issued shares reacquired and held by the Company or any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock which may remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. Should any Option expire or be canceled prior to its exercise in full or should the number of shares of Stock to be delivered upon the exercise in full of an Option be reduced for any reason, the shares of Stock theretofore subject to such Option may again be subject to an Option under the
Plan.

5.          TERMS AND CONDITIONS OF OPTIONS.

            Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a) Option Price. The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the fair market value of such share of
Stock on the date the Option is granted; provided, however, that with respect to an Incentive Option, in the case of an Optionee who, at the time such Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10%
of the total combined voting power of all classes of stock of the Company or of any Subsidiary, then the purchase price per share of Stock shall be at least
110% of the Fair Market Value (as defined below) per share of Stock at the time of grant. The exercise price for each incentive stock option shall be subject to adjustment as provided in Section 7 below. The fair market value ("Fair Market
Value") of a share of Stock on a particular date shall be deemed to be the closing price of the Stock on such date (or if no transactions were reported on such date, on the next preceding date on which transactions were so reported) on the New York Stock Exchange Composite Tape or, if the Stock is not on such date listed on the New York Stock Exchange, in the principal market in which such
Stock is traded on such date.

            (b) Option Term. The term of each Option shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such Option is granted; provided, however, that in the case of an Optionee who, at the time such Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then such
Option shall not be exercisable with respect to any of the shares subject to such Option later than the date which is five years after the date of grant.

            (c) Exercisability. Subject to paragraph (j) of this Section 5,
Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined

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by the Committee at grant, provided, however, that except as provided in paragraphs (f) and (g) of this Section 5, unless a longer vesting period is otherwise determined by the Committee at grant, Options shall be exercisable as follows: up to one-third of the aggregate shares of Stock purchasable under an
Option shall be exercisable commencing one year after the date of grant, an additional one-third of the aggregate shares of Stock purchasable under an
Option shall be exercisable commencing two years after the date of grant and the balance commencing on the third anniversary from the date of grant. The
Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion, however no Options shall be exercisable until after six months from the date of grant.

            (d) Method of Exercise. Options may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock owned by the Optionee (based on the Fair Market Value of the
Stock on the trading day before the Option is exercised); provided, however, that if such Stock was issued pursuant to the exercise of an Incentive Option under the Plan, the holding requirements for such Stock under the Code shall first have been satisfied. An Optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option after
(i) the Optionee has given written notice of exercise and has paid in full for such shares and (ii) becomes a stockholder of record.

            (e) Non-transferability of Options. Options are not transferable and may be exercised solely by the Optionee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Option contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

            (f) Termination by Death. Unless otherwise determined by the
Committee at grant, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of death, the Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Option, whichever period is shorter.

            (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the
Company or any Subsidiary terminates by reason of total and permanent disability as determined under the Company's long term disability policy ("Disability"), any Option held by such Optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or service to or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the Optionee dies within such one-year period, any unexercised Option held by

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such Optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or for the stated term of such Option, whichever period is shorter.

            (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the
Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (as defined below) (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after three months from the date of such termination of employment or service or the expiration of the stated term of such Option, whichever period is shorter; provided, however, that, if the
Optionee dies within such three-month period, any unexercised Option held by such Optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year from the date of such death or for the stated term of such Option, whichever period is shorter.

            For purposes of this paragraph (h), Normal Retirement shall mean retirement from active employment with or service to the Company or any
Subsidiary on or after the normal retirement date specified in the applicable
Company or Subsidiary pension plan. Early Retirement shall mean retirement from active employment or service to with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan. Retirement shall mean Normal or Early Retirement.

            (i) Other Termination. Unless otherwise determined by the Committee at grant, if any Optionee's employment with or service to the Company or any
Subsidiary terminates for any

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reason other than death, Disability or Retirement, the Option shall thereupon terminate, except that the exercisable portion of any Option which was exercisable on the date of such termination of employment or service may be exercised for the lesser of three months from the date of termination or the balance of such Option's term if the Optionee's employment with or service to the Company or any Subsidiary is involuntarily terminated by the Optionee's employer without Cause. Cause shall mean a felony conviction or the failure of an Optionee to contest prosecution for a felony or an Optionee's willful misconduct or dishonesty, any of which is harmful to the business or reputation of the Company or any Subsidiary. The transfer of an Optionee from the employ or service to the Company to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment for purposes of the Plan.

            (j) Limit on Value of Incentive Option. The aggregate Fair Market
Value, determined as of the date the Option is granted, of the Stock for which
Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (k) Transfer of Incentive Option Shares. The stock option agreement evidencing any Incentive Options granted under this Plan shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the
Code and regulations promulgated thereunder, of any share or shares of Stock issued to him pursuant to his exercise of an Incentive Option granted under the
Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall,

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within ten days of such disposition, notify the Company thereof and immediately deliver to the Company any amount of federal income tax withholding required by law.

            (l) Loans to Optionees. Subject to compliance with all applicable law, with the consent of the Committee, the Company in its sole and absolute discretion, may make, arrange for, or guarantee a loan or loans to an Optionee with respect to the exercise of any Option granted under the Plan. The Committee shall have full authority to decide whether to make a loan or loans hereunder, or to guarantee any loan or loans, and to determine the amount, term and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the Optionee, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven, and the terms and conditions of any guarantee.

6.          TERM OF PLAN.

            No Option shall be granted pursuant to the Plan on or after the fifteenth (15th) anniversary of the date the Plan is approved by the Board, but
Options granted may extend beyond that date.

7.          CAPITAL CHANGE OF THE COMPANY.

            In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options

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granted under the Plan, to the end that after such event each Optionee's proportionate interest shall be maintained as immediately before the occurrence of such event.

8.          PURCHASE OF INVESTMENT.

            Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an
Option under the Plan may be required by the Company to give a representation in writing that he is acquiring the shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

9.          TAXES.

            The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options granted under the
Plan with respect to the withholding of any taxes or any other tax matters.

10.         EFFECTIVE DATE OF PLAN.

            The Plan shall be effective on the date it is approved by the Board, provided however that the Plan shall subsequently be approved by majority vote of the Company's stockholders in the manner contemplated by Rule 16b-3 of the
Act within one (1) year from the date approved by the Board.

11.         AMENDMENT AND TERMINATION.

            The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made which would impair the right of any Optionee under any
Option theretofore granted

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without his consent, and except that no amendment shall be made which, without the approval of the stockholders in the manner provided in Rule 16b-3 of the
Act, would:

                        (a) materially increase the number of shares which may
            be issued under the Plan, except as is provided in Section 7;

                        (b) materially increase the benefits accruing to the
            Optionees under the Plan;

                        (c) materially modify the requirements as to eligibility
            for participation in the Plan;

                        (d) decrease the Option exercise price to less than 100%
            of the Fair Market Value on the date of grant thereof; or

                        (e) extend the Option term provided for in Section 5(b).

            The Committee may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without his consent. The Committee may also substitute new Options for previously granted Options, including options granted under other plans applicable to the participant and previously granted Options having higher option prices, upon such terms as the Committee may deem appropriate.

12.         GOVERNMENT REGULATIONS.

            The Plan, and the granting and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

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13.         RULE 16B-3 COMPLIANCE.

            The Company intends that the Plan meet the requirements of Rule
16b-3 and that transactions of the type specified in subparagraphs (c) and (f)
of Rule 16b-3 by officers of the Company (whether or not they are directors)
pursuant to the Plan will be exempt from the operation of Section 16(b) of the
Act. In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company's intent as stated in this Section 13.

14.         GENERAL PROVISIONS.

            (a) Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

            (b) Employment Matters. The adoption of the Plan shall not confer upon any Optionee of the Company or any Subsidiary, any right to continued
employment (or, in case the Optionee is also a director, continued retention as a director) with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

            (c) Limitation of Liability. No member of the Board or the
Committee, or any officer or employee of the Company acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the
Plan, and all members of the Board or the Committee and each and any officer or employee

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of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                                                 WHX CORPORATION

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